Exhibit 10.1

FIRST AMENDMENT
TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

     This First Amendment to Membership Interests Purchase Agreement dated as of May 31, 2005 (this "Amendment"), is between CET Two, LLC, a Delaware limited liability company ("Seller"), and TPF Calumet, LLC, a Delaware limited liability company ("Buyer").

W I T N E S S E T H:

     WHEREAS, Seller and Tenaska Power Fund, L.P., a Delaware limited partnership ("TPF"), entered into the Membership Interests Purchase Agreement (the "Agreement") dated as of March 24, 2005, whereby, subject to the terms and conditions set forth therein, Seller agreed to sell to TPF, and TPF agreed to purchase from Seller, all of the issued and outstanding membership interests in Calumet Energy Team, LLC, a Delaware limited liability company, and in CET One, LLC, a Delaware limited liability company, which together own, directly or indirectly, all of the assets and business of an approximately 300 MW generating facility located in Chicago, Illinois, known as the Calumet Energy Center;

     WHEREAS, TPF assigned its interests in the Agreement to Buyer under the Assignment Agreement between TPF and Buyer dated as of May 24, 2005;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

DEFINITIONS: RULES OF INTERPRETATION

     1.1     Definitions.  As used in this Amendment, terms shall have the meanings given to them in Section 1.1 of the Agreement, unless the terms are otherwise defined herein.

     1.2     Rules of Interpretation.  The rules of interpretation contained in Section 1.2 of the Agreement shall apply in this Amendment.

ARTICLE 2.

AMENDMENTS TO MEMBERSHIP INTERESTS PURCHASE AGREEMENT

     The Agreement is hereby amended as follows:

     2.1     Accounts.

             (a)     Section 7.2(g)(iii) of the Agreement, which states "evidence of the closing or termination of each of the Accounts as of the Closing Date", is hereby amended and restated in its entirety to read as follows: "resolutions approving the closing or termination by Seller of each of the Accounts within thirty (30) days after the Closing Date".

             (b)     Article 8 of the Agreement is hereby amended to add the following as
Section 8.6:

             "8.6    Accounts.  Seller covenants and agrees to (i) close or terminate the Accounts no later than thirty (30) days after the Closing Date, (ii) deliver to Buyer within thirty (30) days after the Closing Date evidence of the closing or termination by Seller of each of the Accounts, (iii) deliver to Buyer within thirty (30) days after the Closing Date any sums due Buyer that are deposited into the Accounts, or to account for such sums in the reconciliation of Working Capital pursuant to Section 2.3, and (iii) from and after the Closing Date cease issuing checks and drafts drawn upon the Accounts to Persons not Affiliates of Seller or Buyer."

     2.2     Schedules.  The following Schedules to the Agreement are hereby amended and restated in their entirety to read as set forth in Exhibit A to this Amendment: Schedules 3.3, 4.2, 4.4, 4.12, 4.14, 4.16, 4.18, and 6.11.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

     Seller and Buyer each represent and warrant to the other that:

          (a)     Authority.  It has all necessary limited liability company power to enter into and deliver this Amendment and to perform its obligations hereunder. The execution, delivery and performance by it of this Amendment has been duly authorized by all necessary limited liability company action on its part, and no other limited liability company proceedings on its part are necessary to authorize this Amendment.

          (b)     Validity.  This Amendment has been, duly and validly executed and delivered by it, and this Amendment constitutes a legally valid and binding obligation enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE 4.

GENERAL PROVISIONS

     4.1     Expenses.  Each Party shall pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Amendment.

      4.2     Further Actions.  Each Party shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further deeds, transfers, conveyances, assignments, assurances, certificates and other documents and take, or cause to be taken, such other actions as may reasonably be requested by the other Party pursuant to this Amendment.

     4.3     Binding Effect; Assignment.  This Amendment shall be binding upon and inure to the benefit of, and be binding upon and enforceable against, the Parties and their respective successors and permitted assigns, whether or not so expressed. This Amendment is not assignable by any Party without the prior consent of the other Party, and, except for assignments and transfers by operation of Law, any attempt to assign this Amendment without such consent shall be void and of no effect.

     4.4     Severability.  If any provision or portion of this Amendment, or applications thereof, is held to be unenforceable or invalid by any court of competent jurisdiction, the Parties shall negotiate an equitable adjustment in the provisions of this Amendment with a view toward effecting the purpose of this Amendment, and the validity and enforceability of the remaining provisions or portions of this Amendment, or applications thereof, shall not be affected thereby.

     4.5     Headings.  The headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties.

     4.6     Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     4.7     Governing Law.  This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Illinois, including with respect to all matters of construction, validity and performance, without giving effect to any choice of law rules thereof which may direct the application of the laws of another jurisdiction.

     4.8     Consent to Jurisdiction, etc.

             (a)     Each Party hereby irrevocably and unconditionally submits, for itself and its assets, to the exclusive jurisdiction of any state or federal court located in the city of Chicago, Illinois in any action or proceeding arising out of or relating to this Amendment or for recognition or enforcement of any judgment relating hereto, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court to the extent permitted by Law.

             (b)     Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any state or federal court located in the city of Chicago, Illinois. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     4.9     The Agreement in Effect. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments to the Agreement made hereby were originally set forth in the Agreement, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.

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     IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this First Amendment to Membership Interests Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

CET TWO, LLC
  By: Wisvest Corporation
  Its Sole Member

By: /s/ William N. Beres
Name: William N. Beres
Title: Chief Financial Officer

TPF CALUMET, LLC
  By: TPF Power, Inc.,
  Its Manager

By: /s/ Daniel E. Lonergan
Name: Daniel E. Lonergan
Title: Vice President

Index of Amended Disclosure Schedules*

SCHEDULE 3.3          CONSENTS
SCHEDULE 4.2          PROJECT PERMITS
SCHEDULE 4.4          TAXES
SCHEDULE 4.12         CONTRACTS
SCHEDULE 4.14         ENVIRONMENTAL MATTERS
SCHEDULE 4.16         WORKING CAPITAL
SCHEDULE 4.18         REGULATORY STATUS
SCHEDULE 6.11         ENVIRONMENTAL INSURANCE INDICATIONS

*Amended Disclosure Schedules to the First Amendment to Membership Interests Purchase Agreement are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.